EXHIBIT 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Citizens Community Bancorp, Inc. (the "Company") certifies that the Quarterly Report of the Company on Form 10-Q for the quarter ended December 31, 2009, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date:           February 12, 2010                                                                By: /s/ Edward H. Schaefer
         Edward H. Schaefer
         Chief Executive Officer

Date:           February 12, 2010                                                                By: /s/ John D. Zettler
  John D. Zettler
  Chief Financial Officer

The above certifications are made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.